Exhibit 10.1

SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 6, 2017, by and between Hilton Worldwide Holdings Inc., a Delaware corporation (the “Company”), and each of the entities identified on Schedule 1 hereto that sells Secondary Shares (as defined below) in the Secondary Offering (as defined below) (each such entity, a “Seller,” and collectively, the “Sellers”).

WHEREAS, the Sellers own shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

WHEREAS, the Company and the Sellers propose to enter into a transaction (the “Repurchase Transaction”) whereby the Sellers shall sell to the Company and the Company shall purchase from the Sellers an aggregate number of Shares (collectively, the “Repurchase Shares”) equal to the lesser of (x) 10% of the number of Shares offered in the Secondary Offering (as defined below) and (y) 1,500,000 Shares;

WHEREAS, each Seller shall sell to the Company and the Company shall purchase from such Seller that number of Repurchase Shares that is determined by such Seller’s ratable proportion of the total Shares being sold by the Sellers in the Secondary Offering (as defined below), in each case rounded equitably to avoid fractional shares;

WHEREAS, the Repurchase Shares shall be sold by the Sellers and purchased by the Company at the Per Share Purchase Price (as defined below); and

WHEREAS, the Sellers propose to sell through an underwritten public offering registered with the Securities and Exchange Commission (the “SEC”) certain other Shares (the “Secondary Shares”) owned by the Sellers (the “Secondary Offering”).

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

REPURCHASE

Section 1.1 Repurchase of Shares. Each Seller shall, severally and not jointly, sell to the Company and the Company shall purchase from such Seller that number of Repurchase Shares that is determined by such Seller’s ratable proportion of the total Shares being sold by the Sellers in the Secondary Offering, in each case rounded equitably to avoid fractional shares, under the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing (as defined below), at the per share price at which the Secondary Shares are sold to the underwriter(s) in the Secondary Offering (the “Per Share Purchase Price”).

Section 1.2 Closing.

(a) The closing (the “Closing”) of the Repurchase Transaction shall be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, immediately subsequent to the satisfaction or waiver of the conditions set forth in Article IV herein (with the date upon which such satisfaction or waiver occurs being referred to here as the “Closing Date”) or at such other time, date or place as the Sellers and the Company may agree in writing.

(b) At the Closing, each Seller shall deliver the number of Repurchase Shares sold by such Seller to the Company or as instructed by the Company’s duly executed stock powers relating to the Repurchase Shares sold by such Seller, as applicable, and the Company agrees to deliver to such Seller a dollar amount equal to the product of the Per Share Purchase Price and the number of Repurchase Shares sold by such Seller by wire transfer of immediately available funds.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each of the Sellers severally and not jointly represents and warrants to the Company as follows:

Section 2.1 Title to Repurchase Shares. Such Seller will have, immediately prior to the Closing, good and valid title to the Repurchase Shares to be sold at the Closing Date by such Seller, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Repurchase Shares and payment therefor pursuant hereto, good and valid title to such Repurchase Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Company.

Section 2.2 Required Consents; Authority. Except as would not impair in any material respect the ability of such Seller to consummate its obligations hereunder, all consents, approvals, authorizations and orders necessary for the execution and delivery by such Seller of this Agreement, and for the sale and delivery of the Repurchase Shares to be sold by such Seller hereunder, have been obtained; and such Seller has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Repurchase Shares to be sold by such Seller hereunder; this Agreement has been duly authorized, executed and delivered by or on behalf of such Seller.

Section 2.3 Receipt of Information. Such Seller has received all the information it considers necessary or appropriate for deciding whether to consummate the Repurchase Transaction. Such Seller has had an opportunity to ask questions and receive answers from the Company. Such Seller has had the opportunity to discuss with its tax advisors the consequences of the Repurchase Transaction. Such Seller has not received, nor is it relying on, any representations or warranties from the Company other than as provided herein, and the Company hereby disclaims any other express or implied representations or warranties with respect to itself.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company severally and not jointly represents and warrants to the Sellers as follows:

Section 3.1 Authority Relative to this Agreement. Except as would not impair in any material respect the ability of the Company to consummate its obligations hereunder, the Company has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

Section 3.2 Approvals. Except as would not impair in any material respect the ability of the Company to consummate its obligations hereunder, no consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement.

ARTICLE IV

CONDITIONS TO CLOSING

Section 4.1 Completion of Secondary Offering. The obligations of the Company to purchase the Repurchase Shares at the Closing are subject to the fulfillment on or prior to the Closing of the condition that the Secondary Offering shall have been consummated in accordance with the terms and conditions of any underwriting or purchase agreement entered into in connection therewith.

ARTICLE V

MISCELLANEOUS

Section 5.1 Termination. This Agreement may be terminated at any time by the mutual written consent of each of the parties hereto. Furthermore, unless such date is extended by the mutual written consent of each of the parties hereto, this Agreement shall automatically terminate and be of no further force and effect in the event that (a) the commencement of the Secondary Offering has not been publicly announced within four (4) Business Days after the date hereof or (b) the conditions in Section 4.1 of this Agreement have not been satisfied within ten (10) Business Days after the date hereof.

Section 5.2 Savings Clause. No provision of this Agreement shall be construed to require any party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.

Section 5.3 Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by such party (and by the Company, in the case of any waiver by any Seller). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 5.4 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 5.5 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto and executed contemporaneously herewith, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 5.6 Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the other parties.

Section 5.7 No Third Party Beneficiaries. No Person other than the parties hereto shall have any rights or benefits under this Agreement, and nothing in this Agreement is intended to, or will, confer on any Person other than the parties hereto any rights, benefits or remedies.

Section 5.8 No Broker. Except as previously disclosed to each other party in writing, no party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement. Except as previously disclosed to each other party in writing, no party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement.

Section 5.9 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement

Section 5.10 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Company shall be given to Hilton Worldwide Holdings Inc., 7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102, (fax: (703) 442-3117); Attention: General Counsel and Corporate Secretary. Notices to the Sellers shall be given to The Blackstone Group, L.P. at 345 Park Avenue, New York, New York 10154, Attention: General Counsel, (fax: (646) 253-8983).

Section 5.11 Governing Law; Consent to Jurisdiction. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

Section 5.12 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” “Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ W. Steven Standefer
	Name:	W. Steven Standefer
	Title:	Senior Vice President

[Signature Page to Share Repurchase Agreement]

HLT HOLDCO II LLC

By:	/s/ William Stein
	Name:	William Stein
	Title:	Vice President, Treasurer and Senior Managing Director

HLT HOLDCO III LLC

By:	/s/ William Stein
	Name:	William Stein
	Title:	Vice President, Treasurer and Senior Managing Director

HLT BREH VI HOLDCO LLC

By:	/s/ William Stein
	Name:	William Stein
	Title:	Vice President, Treasurer and Senior Managing Director

HLT BREP VI.TE.2 HOLDCO LLC

By:	/s/ William Stein
	Name:	William Stein
	Title:	Vice President, Senior Managing Director and Treasurer

[Signature Page to Share Repurchase Agreement]

HLT BREH INTL II HOLDCO LLC

By:	/s/ William Stein
	Name:	William Stein
	Title:	Vice President, Treasurer and Senior Managing Director

HLT A23 BREH VI HOLDCO LLC

By:	/s/ William Stein
	Name:	William Stein
	Title:	Vice President, Treasurer and Senior Managing Director

HLT A23 HOLDCO LLC

By:	/s/ William Stein
	Name:	William Stein
	Title:	Vice President, Treasurer and Senior Managing Director

[Signature Page to Share Repurchase Agreement]

Schedule 1

Sellers

HLT Holdco II LLC

HLT Holdco III LLC

HLT BREH VI Holdco LLC

HLT BREP VI.TE.2 Holdco LLC

HLT BREH Intl II Holdco LLC

HLT A23 BREH VI Holdco LLC

HLT A23 Holdco LLC